UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001‑11350 (Commission File Number)	59‑0483700 (IRS Employer Identification No.)
	1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)
Registrant’s telephone number, including area code: (386) 274‑2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ] Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ] Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
COMMON STOCK, $1.00 PAR VALUE PER SHARE	CTO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Third Amendment to Second Amended and Restated Credit Agreement

On November 26, 2019, Consolidated-Tomoka Land Co., a Florida corporation (the “Company”), and its subsidiaries entered into the Third Amendment to the Second Amended and Restated Credit Agreement (the “Revolver Amendment”), which amends the Company’s existing unsecured revolving credit facility (as amended, the “Credit Facility”) with Bank of Montreal (“BMO”) and the other lenders party thereunder, with BMO as Administrative Agent and Branch Banking & Trust Company and Wells Fargo Bank N.A. as Co-Syndication Agents.

The Revolver Amendment included, among other things, an adjustment of certain financial maintenance covenants, including a temporary reduction of the minimum fixed charge coverage ratio to allow the Company  to redeploy the proceeds received from the Purchase and Sale Transaction (as defined below), and an increase in in the maximum amount the Company may invest in stock and stock equivalents of real estate investment trusts to allow the Company to invest in the common stock and operating partnership units of Alpine Income Property Trust, Inc. (“Alpine”) and Alpine Income Property OP, LP (the “Operating Partnership”).

The description of the Revolver Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Amendment, a copy of which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Management Agreement

On November 26, 2019, Alpine Income Property Manager, LLC, a wholly owned subsidiary of the Company (the “Manager”), Alpine and the Operating Partnership entered into a Management Agreement (the “Management Agreement”). Pursuant to the Management Agreement, the Manager manages  Alpine’s assets and the day-to-day operations of Alpine. In connection with the services provided by the Manager, the Manager is entitled to receive a base management fee equal to 0.375% per quarter of Alpine’s “total equity” (as defined in the Management Agreement and based on a 1.5% annual rate), calculated and payable in cash, quarterly in arrears. In addition, the Manager is entitled to receive an incentive fee, payable annually,  in the amount equal to the greater of (a) $0.00 and (b) the product of (i) 15% multiplied by (ii) the “outperformance amount”  multiplied by (c) the “weighted average shares” (as such terms are defined in the Management Agreement).  In addition, the Manager generally is entitled to reimbursement for costs and expenses to the extent such costs and expenses are incurred on behalf of Alpine in accordance with the Management Agreement.

The initial term of the Management Agreement will expire on the fifth anniversary of the closing date of Alpine’s initial public offering and will automatically renew for an unlimited number of successive one-year periods thereafter, unless the agreement is not renewed or is terminated in accordance with its terms. Following the initial term, the Management Agreement may be terminated annually, with 120 days prior written notice, upon the affirmative vote of two-thirds of Alpine’s independent directors or upon a determination by the holders of a majority of the outstanding shares of Alpine’s common stock, based upon (a) unsatisfactory performance that is materially detrimental to Alpine or (a) a determination that the management fees payable to the Manager is not fair, subject to the Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by two-thirds of Alpine’s independent directors. Upon the direction of a majority of Alpine’s independent directors, Alpine may also terminate the Management Agreement for cause at any time, including during the initial term, without the payment of any termination fee, with 30 days’ prior written notice from Alpine’s board of directors.

If the Management Agreement is terminated without cause, the Manager shall receive a termination fee equal to three times the sum of (a) the average annual base management fee earned by the Manager during the 24-month period immediately preceding the most recently completed calendar quarter prior to the termination date and (b) the average annual incentive fee earned by the Manager during the two most recently completed “measurement periods” (as defined in the management agreement) prior to the termination date.

The description of the Management Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Agreement, a copy of which is filed hereto as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated by reference herein.

Exclusivity and Right of First Offer Agreement

In connection with the Management Agreement, on November 26, 2019, the Company entered into an exclusivity and right of first offer agreement by and between the Company and Alpine (the “Exclusivity and ROFO Agreement”). Pursuant to the Exclusivity and ROFO Agreement, in the event the Company or one of its affiliates decides  (a) to acquire, directly or indirectly, a single-tenant, net leased property, or (b) dispose of a single-tenant, net leased property owned by the Company or one of its affiliates, the Company must first offer the property to Alpine pursuant to an offer letter. Alpine is not obligated to purchase any property made available by offer letter and will lose its right of first offer with respect to such property if it fails to respond to any offer letter within 10 business days.

Alpine’s right of first offer under the Exclusivity and ROFO Agreement does not apply to certain acquisitions by the Company or its affiliates, including acquisitions of (a) certain real estate portfolios that include among other properties, single-tenant, net leased properties, (b) properties that were under contract for purchase by the Company or an affiliate of the Company prior to the effective date of the Exclusivity and ROFO Agreement and (c)  a property which, prior to entering into the Exclusivity and ROFO Agreement, has been identified or designated by the Company as a potential “replacement property” in connection with an open (i.e., not yet completed) like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”). The terms of the Exclusivity and ROFO Agreement do not restrict the Company or any of its affiliates from providing financing for a third party’s acquisition of single-tenant, net leased properties or from developing and owning any single-tenant, net leased property.

The Exclusivity and ROFO Agreement is coterminous with the Management Agreement.

The description of the Exclusivity and ROFO Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Exclusivity and ROFO

Agreement, a copy of which is filed hereto as Exhibit 10.3 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

Tax Protection Agreement

In connection with the Alpine Income Property Sale Transactions (as defined below), the Company entered into a tax protection agreement by and among the Company, Alpine and the Operating Partnership (the “Tax Protection Agreement”). Under the Tax Protection Agreement, if Alpine disposes of any interest in the Contributed Properties (as defined below) in a taxable transaction within 10 years of the closing of Alpine’s initial public offering, then Alpine will indemnify the Company for any tax liabilities attributable to the built-in gain that exists with respect to such properties as of the time of Alpine’s initial public offering and the tax liabilities incurred as a result of such tax protection payment. The total amount of protected built-in gain on the Contributed Properties and other assets is approximately $9.1 million. Alpine indemnification obligations would cover up to $3.1  million of such taxable gain.

With respect to each of the Contributed Properties, the tax indemnities described above will not apply to a disposition of a Contributed Property if such disposition constitutes a “like-kind exchange” under Section 1031 of the Code, an involuntary conversion under Section 1033 of the Code or another transaction (including, but not limited to, (a) a contribution of property that qualifies for the non-recognition of gain under Sections 721 or 351 of the Code or (b) a merger or consolidation of the Operating Partnership with or into another entity that qualifies for taxation as a partnership for U.S. federal income tax purposes) if such transaction does not result in the recognition of taxable income or gain to a contributing partner with respect to its OP units in the Operating Partnership. In the case of the exception discussed in the preceding sentence, the tax protection then would apply to the replacement property (or the partnership interest) received in the transaction, to the extent that the sale or other disposition of that replacement asset would result in the recognition of any of the built-in gain that existed for that property at the time of the Alpine Income Property Sale Transactions.

The description of the Tax Protection Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Protection Agreement, a copy of which is filed hereto as Exhibit 10.4 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of Private Placement Shares (as defined below), the Company entered into a registration rights agreement by and between the Company and Alpine (the “Registration Rights Agreement”).  Alpine agreed under the Registration Rights Agreement to file a “shelf registration statement” to register the resale of the Private Placement Shares as soon as practicable after Alpine becomes eligible to use Form S-3, and Alpine must maintain the effectiveness of such shelf registration statement until all the registrable shares have been sold under the shelf registration statement or become eligible for sale, without restriction, pursuant to Rule 144 under the Securities Act of 1933.

The description of the Registration Rights Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights

Agreement, a copy of which is filed hereto as Exhibit 4.21 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Alpine Income Property Sale Transactions

On November 26, 2019, the Company and certain of its affiliates entered into purchase and sale agreements with Alpine and the Operating Partnership, pursuant to which the Company and such affiliates sold, and Alpine or the Operating Partnership purchased, 15 properties for aggregate cash consideration of $125.9 million (collectively, the “Purchase and Sale Transactions”). In addition, the Company and certain of its affiliates entered into contribution agreements with the Operating Partnership, pursuant to which the Company and such affiliates contributed to the Operating Partnership five properties (the “Contributed Properties”) for an aggregate of 1,223,854 OP units of the Operating Partnership, which have an initial value of $23,253,226 million (the “Contributions,” and collectively with the Purchase and Sale Transactions, the “Alpine Income Property Sale Transactions”).  The Alpine Income Property Sale Transactions closed on November 26, 2019.

The table below presents an overview of the properties sold and contributed to Alpine and the Operating Partnership in connection with the Alpine Income Property Sale Transactions.

Property Type	Tenant	Property Location	Rentable Square Feet		Lease Expiration Date

Office	Wells Fargo	Portland, OR	211,863		12/31/25
Office	Hilton Grand Vacations	Orlando, FL	102,019		11/30/26
Retail	LA Fitness	Brandon, FL	45,000		4/26/32
Retail	At Home	Raleigh, NC	116,334		9/14/29
Retail	Century Theater	Reno, NV	52,474		11/30/24
Retail	Container Store	Phoenix, AZ	23,329		2/28/30
Office	Hilton Grand Vacations	Orlando, FL	31,895		11/30/26
Retail	Live Nation Entertainment, Inc.	East Troy, WI	—	(1)	3/31/30
Retail	Hobby Lobby	Winston-Salem, NC	55,000		3/31/30
Retail	Dick’s Sporting Goods	McDonough, GA	46,315		1/31/24
Retail	Jo-Ann Fabric	Saugus, MA	22,500		1/31/29
Retail	Walgreens	Birmingham, AL	14,516		3/31/29
Retail	Walgreens	Alpharetta, GA	15,120		10/31/25
Retail	Best Buy	McDonough, GA	30,038		3/31/26
Retail	Outback	Charlottesville, VA	7,216		9/30/31
Retail	Walgreens	Albany, GA	14,770		1/31/33
Retail	Outback	Charlotte, NC	6,297		9/30/31
Retail	Cheddars (2)	Jacksonville, FL	8,146		9/30/27
Retail	Scrubbles (2)	Jacksonville, FL	4,512		10/31/37
Retail	Family Dollar	Lynn, MA	9,228		3/31/24
Total / Wtd. Avg.			816,572

(1)    The Alpine Valley Music Theatre, leased to Live Nation Entertainment, Inc., is an entertainment venue consisting of a two-sided, open-air, 7,500-seat pavilion; an outdoor amphitheater with capacity for 37,000; and over 150 acres of green space.

(2)    The Company was the lessor in a ground lease with the tenant. Rentable square feet represents improvements on the property that revert to us at the expiration of the lease.

In addition to the Alpine Income Property Sale Transactions, the Company has agreed to use commercially reasonable efforts to assign two purchase and sale contracts relating to the purchase of two single-tenant, net leased properties for an aggregate purchase price of approximately $14.5 million. The Company will not receive compensation for the assignment of the purchase and sale contracts, if the assignment is completed.

The Equity Transactions

Concurrently with the Alpine Income Property Sale Transactions, the Company entered into a stock purchase agreement by and between the Company and Alpine (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Alpine agreed to sell and the Company agreed to purchase 394,737 shares of Alpine common stock (the “Private Placement Shares”) for a total purchase price of $7.5 million (the “Private Placement”). The Company, on November 26, 2019, also purchased 421,053 shares of Alpine common stock in Alpine’s initial public offering for a total purchase price of $8.0 million (the “IPO Purchase” and together with the Private Placement, the “Equity Transactions”).  The Equity Transactions closed on November 26, 2019.

The Company’s Relationship with Alpine

As disclosed above, a wholly owned subsidiary of the Company, the Manager, is the manager of Alpine. The Manger is responsible for the management of Alpine’s assets and the day-to-day operations of Alpine.

John P. Albright, President and Chief Executive Officer of the Company and a member of the board of directors of the Company, Mark E. Patten, Senior Vice President and Chief Financial Officer of the Company, Steven R. Greathouse, Senior Vice President, Investments of the Company, and Daniel E. Smith, Senior Vice President, General Counsel and Corporate Secretary of the Company, each hold the same position and serve in the same capacity at Alpine.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

4.21	Registration Rights Agreement between Alpine Income Property Trust, Inc. and Consolidated-Tomoka Land Co.
10.1	Third Amendment to Second Amended and Restated Credit Agreement Dated November 26, 2019
10.2	Management Agreement among Alpine Income Property Trust, Inc., Alpine Income Property OP, LP and Alpine Income Property Manager, LLC
10.3	Exclusivity and Right of First Offer Agreement between Alpine Income Property Trust, Inc. and Consolidated-Tomoka Land Co.
10.4	Tax Protection Agreement among Alpine Income Property Trust, Inc., Alpine Income Property Trust OP, LP, Consolidated-Tomoka Land Co. and Indigo Group Ltd.
99.1	Pro forma financial information

*The following financial information is submitted at the end of this Current Report on Form 8-K and is filed herewith and incorporated herein by reference:

Summary of Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet of Consolidated-Tomoka Land Co. as of September 30, 2019

Unaudited Pro Forma Condensed Consolidated Statements of Operations of Consolidated-Tomoka Land Co. for the Nine Months Ended September 30, 2019 and the Year Ended December 31, 2018

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: November 27, 2019	By:	/s/ Mark E. Patten
Mark E. Patten,
Senior Vice President and Chief Financial Officer